UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 14, 2010
Date of report (Date of earliest event reported)

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for Trio-Tech International, Inc. (the “Company”) was held on December 14, 2010. Three proposals were submitted to shareholders as described in the Company’s Proxy Statement dated October 28, 2010 and were approved by shareholders at the meeting. The proposals and the results of the shareholder votes are as follows.

1.	The Proposal to elect five directors to hold office until the next Annual Meeting of Shareholders was approved based upon the following votes:

	For	Withheld	Broker Non-Votes
Jason Adelman	1,845,662	11,211	-
Richard Horowitz	1,847,162	9,711	-
A. Charles Wilson	1,662,320	194,553	-
S. W. Yong	1,664,596	192,277	-
Victor Ting	1,665,596	191,277	-

All of the Company’s nominees were elected, with each nominee receiving a plurality of the votes cast.

2.
The proposal to amend the 2007 Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 to 600,000 share, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,283,900	572,793	180	-

3.
The proposal to amend  the 2007 Directors Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 200,000 to 400,000 shares, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,442,778	413,510	585	-

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Amendment to 2007 Employee Stock Option Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement dated October 28, 2010).

99.2	Amendment to 2007 Directors Equity Incentive Plan (incorporated by reference to Exhibit B to the Company’s Proxy Statement dated October 28, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      December 16, 2010

TRIO-TECH INTERNATIONAL

By:/s/ VICTOR H.M. TING Victor H.M. Ting, Chief Financial Officer and Vice President (Principal Financial Officer)